UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2017

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
(925) 227-7000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 31, 2017, Ellie Mae, Inc. (the “Company”) and Victory Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Velocify, Inc. (“Velocify”) and Fortis Advisors LLC, as the Representative. Pursuant to the Merger Agreement, Merger Sub will merge with and into Velocify, with Velocify continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of the Company (the “Merger”).
The aggregate consideration payable in exchange for all of the outstanding equity interests of Velocify is approximately $128 million in cash. The consideration is subject to an adjustment based on (i) working capital adjustment provisions, (ii) the amounts of cash, indebtedness, transaction expenses and unpaid taxes of Velocify and (iii) indemnification obligations of certain Velocify securityholders after the closing of the Merger. A portion of the consideration will be placed into an escrow account to satisfy any potential claims under the indemnification obligations of certain Velocify securityholders described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the Company, Merger Sub, and Velocify. The closing of the Merger is subject to customary closing conditions, including the expiration or termination of any waiting periods applicable to the consummation of the Merger under applicable antitrust and competition laws. The description of the Merger Agreement contained in this Item 1.01 is qualified in its entirety by the Merger Agreement filed as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01. Other Events.

On August 31, 2017, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 31, 2017, by and among Ellie Mae, Inc., Victory Merger Sub, Inc., Velocify, Inc. and Fortis Advisors LLC, as the Representative.*

99.1	Press Release dated August 31, 2017, titled “Ellie Mae to Acquire Velocify”.
*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017	Ellie Mae, Inc.

	By:	/s/ Brian Brown
Brian Brown
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 31, 2017, by and among Ellie Mae, Inc., Victory Merger Sub, Inc., Velocify, Inc. and Fortis Advisors LLC, as the Representative.*

99.1	Press Release dated August 31, 2017, titled “Ellie Mae to Acquire Velocify”.
*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.